PERSPECTIVE II (08/18) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA620) Home Office: Lansing, Michigan www.jackson.com First Class Mail: P.O. Box 30314 Customer Care: 800-873-5654 Lansing, MI 48909-7814 Fax: 800-943-6761 Hours: 8:00 a.m. to 8:00 p.m. ET Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT Type of Ownership: CLEARLY Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should Good Order be on file prior to taking a distribution. If not, the distribution may require the mandatory IRA Foreign Withholding. Checklist for additional Social Security Number or Tax ID Number Phone Number (include area code) requirements. Date of Birth (mm/dd/yyyy) Sex Male Female U.S. Citizen Yes No First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Email Address (print clearly) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Mailing Address Line 1 Mailing Address Line 2 Mailing Address City State ZIP ICC16 VDA 775 09/16 Page 1 of 12 V7173 08/18

LONG-TERM SMART Joint Owner Social Security Number Email Address (print clearly) Date of Birth (mm/dd/yyyy) Sex Male Female U.S. Citizen Yes No First Name Middle Name Last Name In the case of Relationship to Owner Phone Number (include area code) Joint Owners, all correspondence Physical Address Line 1 (No P.O. Boxes) Line 2 and required documentation will be sent to the address of City State ZIP the Primary Owner. Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) section if different than Owner. If Primary Phone Number (include area code) Annuitant Sex Male Female U.S. Citizen Yes No section is left blank, the Annuitant will First Name Middle Name Last Name default to the Owner. Physical Address Line 1 (No P.O. Boxes) Line 2 City State ZIP Joint/Contingent Annuitant Complete this Social Security Number No Joint Annuitant section if different than Joint Owner. If Contingent Annuitant Joint Annuitant Date of Birth (mm/dd/yyyy) section is left blank, the Joint Sex Male Female U.S. Citizen Yes No Annuitant will default to the First Name Middle Name Last Name Joint Owner. Contingent Annuitant must Relationship to Primary Annuitant Phone Number (include area code) be Annuitant's spouse. Available only Physical Address Line 1 (No P.O. Boxes) Line 2 on a Qualified plan custodial account when electing a Joint City State ZIP GMWB. ICC16 VDA 775 09/16 Page 2 of 12 V7173 08/18

LONG-TERM SMART Beneficiary(ies) Percentage of It is required for Primary Sex Male Female % Good Order Death Benefit that the Death Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner Benefit Percentage be whole First Name Middle Name Last Name numbers and must total 100% for each beneficiary Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) type. If Percentage of Death Benefit is Physical Address Line 1 (No P.O. Boxes) Line 2 left blank, all beneficiaries will receive equal shares. City State ZIP Please use form Percentage of X3041 for Primary Contingent Sex Male Female % additional Death Benefit beneficiaries. Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Line 2 City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Line 2 City State ZIP ICC16 VDA 775 09/16 Page 3 of 12 V7173 08/18

LONG-TERM SMART

Premium Payment

Select method of payment and note approximate amount:

Check Attached $ ☐ Check In Transit $ ☐ Wire $ ☐

External Transfer $ ☐ Internal Transfer $ ☐

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ☐

*Tax Contribution Years and Amounts:

Year: ☐ $ ☐ Year: ☐ $ ☐

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson National Life Insurance Company® (Jackson) or any other company: (Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson will only request the funds if the "Client Initiated" section is left blank or checked "No."**

- One account number per box. Please also submit form X3783 for external transfers.

Transfer Type	Client Initiated	Company releasing funds	Account number	Maturity date	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No				$
☐ Full ☐ Partial	☐ Yes ☐ No				$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

☐

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

ICC16 VDA 775 09/16 Page 4 of 12 **V7173 08/18**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 11.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ____________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th.

- Other Systematic Investment Options may be available. Please see Systematic Investment form (V2375).

%	Special Dollar Cost Averaging (DCA+) ($15,000 contract minimum)
	6-month (030)
	12-month (032)

If DCA+ allocation is 100%, use the Premium Allocation section below to allocate your Designated Option(s).

If DCA+ allocation is less than 100%, use Systematic Investment Form (V2375) to allocate your Designated Option(s).

If selected, the total number of elections in the Premium Allocation section may not exceed 98.

The 6- or 12-month DCA+ account will earn interest at the rate of the 1-Year Fixed Account Option unless a promotional rate applies.

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Traditional Investments – Equity Investments	
	JNL® Multi-Manager Mid Cap	(663)
	JNL Multi-Manager Small Cap Growth	(116)
	JNL Multi-Manager Small Cap Value	(208)
	JNL/American Funds® Balanced	(150)
	JNL/American Funds Blue Chip Income and Growth	(339)
	JNL/American Funds Growth	(395)
	JNL/American Funds Growth-Income	(342)
	JNL/BlackRock Large Cap Select Growth	(102)
	JNL/The Boston Company Equity Income	(606)
	JNL/ClearBridge Large Cap Growth	(364)

%	Traditional Investments – Equity Investments (cont. from previous column)	
	JNL/DFA U.S. Core Equity	(115)
	JNL/DFA U.S. Small Cap	(612)
	JNL/Franklin Templeton Founding Strategy	(062)
	JNL/Franklin Templeton Income	(075)
	JNL/Franklin Templeton Mutual Shares	(064)
	JNL/Invesco Diversified Dividend	(365)
	JNL/Invesco Small Cap Growth	(195)
	JNL/JPMorgan MidCap Growth	(101)
	JNL/The London Company Focused U.S. Equity	(639)
	JNL/Mellon Capital Dow℠ Index	(145)

%	Traditional Investments – Equity Investments (cont. from previous column)	
	JNL/Mellon Capital Nasdaq® 100 Index	(222)
	JNL/Mellon Capital S&P 400 MidCap Index	(124)
	JNL/Mellon Capital S&P 500 Index	(123)
	JNL/Mellon Capital S&P 1500 Growth Index	(366)
	JNL/Mellon Capital S&P 1500 Value Index	(367)
	JNL/Mellon Capital Small Cap Index	(128)
	JNL/MFS Mid Cap Value	(207)
	JNL/PPM America Mid Cap Value	(293)
	JNL/PPM America Value Equity	(106)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

ICC16 VDA 775 09/16 Page 5 of 12 **V7173 08/18**

LONG-TERM SMART

Premium Allocation (Cont. from page 5)

Total number of allocation selections may not exceed 99.

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

%	Traditional Investments
	Equity Investments (cont. from previous page)
	JNL/T. Rowe Price Established Growth (111)
	JNL/T. Rowe Price Mid-Cap Growth (112)
	JNL/T. Rowe Price Value (149)
	JNL/Vanguard[3] Capital Growth (373)
	JNL/Vanguard Equity Income (374)
	JNL/Vanguard Small Company Growth (376)
	JNL/Vanguard U.S. Stock Market Index (668)
	JNL/WMC Balanced (104)
	JNL/WMC Value (179)

%	Traditional Investments
	International
	JNL/American Funds Capital Income Builder (685)
	JNL/American Funds Global Growth (638)
	JNL/American Funds Global Small Capitalization (341)
	JNL/American Funds International (343)
	JNL/American Funds New World (344)
	JNL/Causeway International Value Select (126)
	JNL/Epoch Global Shareholder Yield (397)
	JNL/Franklin Templeton Global (069)
	JNL/Franklin Templeton International Small Cap (250)
	JNL/GQG Emerging Markets Equity (675)
	JNL/Harris Oakmark Global Equity (656)
	JNL/Invesco China-India (273)

%	Traditional Investments
	International (cont. from previous column)
	JNL/Invesco International Growth (113)
	JNL/Lazard Emerging Markets (077)
	JNL/Lazard International Strategic Equity (630)
	JNL/Mellon Capital Emerging Markets Index (349)
	JNL/Mellon Capital International Index (129)
	JNL/Mellon Capital MSCI World Index (183)
	JNL/Oppenheimer Global Growth (173)
	JNL/Vanguard International (375)
	JNL/Vanguard International Stock Market Index (670)
	JNL/WCM Focused International Equity (640)

%	Traditional Investments
	Sector
	JNL/Mellon Capital Consumer Discretionary Sector (185)
	JNL/Mellon Capital Consumer Staples Sector (368)
	JNL/Mellon Capital Energy Sector (190)
	JNL/Mellon Capital Financial Sector (189)
	JNL/Mellon Capital Healthcare Sector (188)
	JNL/Mellon Capital Industrials Sector (369)
	JNL/Mellon Capital Information Technology Sector (187)
	JNL/Mellon Capital Materials Sector (370)
	JNL/Mellon Capital Real Estate Sector (371)
	JNL/Mellon Capital Telecommunications Sector (191)
	JNL/Mellon Capital Utilities Sector (635)

%	Traditional Investments
	Specialty
	JNL/DoubleLine[3] Shiller Enhanced CAPE[4] (659)
	JNL/Mellon Capital 10 X 10 (243)
	JNL/Mellon Capital European 30 (299)
	JNL/Mellon Capital Index 5 (242)
	JNL/Mellon Capital JNL 5 (224)
	JNL/Mellon Capital MSCI KLD 400 Social Index (667)
	JNL/Mellon Capital Pacific Rim 30 (298)
	JNL/Mellon Capital S&P SMid 60 (248)
	JNL/Morningstar Wide Moat Index (690)
	JNL/S&P 4 (292)
	JNL/S&P Competitive Advantage (274)
	JNL/S&P Dividend Income & Growth (278)
	JNL/S&P International 5 (654)
	JNL/S&P Intrinsic Value (279)
	JNL/S&P Mid 3 (363)
	JNL/S&P Total Yield (280)

%	Traditional Investments
	Fixed Income
	JNL/American Funds Global Bond (340)
	JNL/Crescent High Income (660)
	JNL/DoubleLine Core Fixed Income (127)
	JNL/DoubleLine Emerging Markets Fixed Income (661)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

ICC16 VDA 775 09/16

Page 6 of 12

V7173 08/18

LONG-TERM SMART

Premium Allocation (Cont. from pages 5 and 6)

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

%	Traditional Investments
	Fixed Income (cont. from previous page)
	JNL/DoubleLine Total Return (636)
	JNL/Franklin Templeton Global Multisector Bond (348)
	JNL/Goldman Sachs Core Plus Bond (110)
	JNL/JPMorgan U.S. Government & Quality Bond (109)
	JNL/Mellon Capital Bond Index (133)
	JNL/Neuberger Berman Strategic Income (361)
	JNL/PIMCO Income (372)
	JNL/PIMCO Investment Grade Corporate Bond (604)
	JNL/PIMCO Real Return (078)
	JNL/PPM America Floating Rate Income (346)
	JNL/PPM America High Yield Bond (136)
	JNL/PPM America Total Return (662)
	JNL/T. Rowe Price Short-Term Bond (076)
	JNL/Vanguard Global Bond Market Index (671)
	JNL/WMC Government Money Market (107)

%	Alternative Investments
	Alternative Assets
	JNL/BlackRock Global Natural Resources (066)
	JNL/First State Global Infrastructure (347)
	JNL/Heitman U.S. Focused Real Estate (687)
	JNL/Invesco Global Real Estate (206)

%	Alternative Investments
	Alternative Strategies
	JNL/AQR Large Cap Relaxed Constraint Equity (068)
	JNL/Boston Partners Global Long Short Equity (653)
	JNL/Eaton Vance Global Macro Absolute Return Advantage (629)
	JNL/FAMCO Flex Core Covered Call (398)
	JNL/JPMorgan Hedged Equity (688)
	JNL/Neuberger Berman Currency (614)
	JNL/Nicholas Convertible Arbitrage (603)
	JNL/PPM America Long Short Credit (631)
	JNL/Westchester Capital Event Driven (658)

%	Tactically Managed Strategies
	JNL iShares Tactical Moderate (389)
	JNL iShares Tactical Moderate Growth (390)
	JNL iShares Tactical Growth (391)
	JNL/BlackRock Global Allocation (345)
	JNL/FPA + DoubleLine Flexible Allocation (305)
	JNL/T. Rowe Price Capital Appreciation (637)

%	Asset Allocation
	JNL Conservative Allocation (380)
	JNL Moderate Allocation (381)
	JNL Moderate Growth Allocation (070)
	JNL Growth Allocation (071)
	JNL Aggressive Growth Allocation (072)
	JNL Institutional Alt 25 (301)
	JNL Institutional Alt 50 (303)

%	Asset Allocation (cont. from previous column)
	JNL/American Funds Moderate Growth Allocation (357)
	JNL/American Funds Growth Allocation (358)
	JNL/DFA Moderate Growth Allocation (665)
	JNL/DFA Growth Allocation (664)
	JNL/S&P Managed Conservative (227)
	JNL/S&P Managed Moderate (226)
	JNL/S&P Managed Moderate Growth (117)
	JNL/S&P Managed Growth (118)
	JNL/S&P Managed Aggressive Growth (119)
	JNL/Vanguard Moderate ETF Allocation (672)
	JNL/Vanguard Moderate Growth ETF Allocation (673)
	JNL/Vanguard Growth ETF Allocation (674)

%	Fixed Account Options
	1-Year (041)
	3-Year (043)
	5-Year (045)
	7-Year (047)

NOTE: The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

ICC16 VDA 775 09/16 Page 7 of 12 **V7173 08/18**

LONG-TERM SMART

Optional Guaranteed Minimum Withdrawal Benefits

- All optional GMWB benefits may not be available in all states and once selected cannot be changed.
- **Optional GMWB Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** For Life GMWB or GMWB.

LifeGuard Freedom Flex® [1]
For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream℠ Level (GAWA%)** [2]**:**

Bonus%	Income Stream Level
☐ 5%	☐ Level 1
☐ 6%	☐ Level 2
☐ 7%	☐ Level 3
	☐ Level 4
	☐ Level 5

LifeGuard Freedom Flex w/ Joint Option [1,3,4,5]
Joint For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Level for Good Order.

Bonus%: AND **Income Stream Level (GAWA%)** [2]**:**

Bonus%	Income Stream Level
☐ 5%	☐ Level 1
☐ 6%	☐ Level 2
☐ 7%	☐ Level 3

☐ **MarketGuard Stretch®** [7]
GMWB (Ages 0-80)

Original Owner's Date of Death (mm/dd/yyyy)

☐ **AutoGuard℠ 5** [1]
5% GMWB with Annual Step-Up (Ages 0-80)

LifeGuard Freedom Flex DB [1,6]
For Life GMWB with 6% Bonus, Annual Step-Up, and Death Benefit (Ages 35-72)

Income Stream Level (GAWA%) [2]**:** (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5
☐ Level 2 ☐ Level 4

LifeGuard Freedom 6 Net® [1]
For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%) [2]**:** (**Must** select one)

☐ Level 1 ☐ Level 3 ☐ Level 5
☐ Level 2 ☐ Level 4

LifeGuard Freedom 6 Net w/ Joint Option [1,3,4,5]
Joint For Life GMWB with Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Level (GAWA%) [2]**:** (**Must** select one)

☐ Level 1 ☐ Level 3
☐ Level 2

1 May not be selected on beneficiary Stretches or Non-Qualified Stretches.
2 Availability of the Income Stream Levels (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
3 For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
4 For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
5 For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
6 May not be selected in combination with an Optional Death Benefit on page 9.
7 May only be selected on beneficiary Stretches and Non-Qualified Stretches, May not be selected in combination with an Optional Death Benefit or EarningsMax® on page 9.

Optional Benefits are continued on page 9.

ICC16 VDA 775 09/16 Page 8 of 12 **V7173 08/18**

LONG-TERM SMART

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- All optional benefits may not be available in all states and once selected cannot be changed.
- **Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

Optional Death Benefits

Guaranteed Minimum Death Benefit

May select only **one** GMDB.

3% Roll-Up Death Benefit[1] (2% if the Owner is age 70 or older on the date of issue) (Ages 0-79)

☐ With Highest Quarterly Anniversary Value Death Benefit

☐ Without Highest Quarterly Anniversary Value Death Benefit

4% Roll-Up Death Benefit[1] (3% if the Owner is age 70 or older on the date of issue) (Ages 0-79)

☐ With Highest Quarterly Anniversary Value Death Benefit

☐ Without Highest Quarterly Anniversary Value Death Benefit

5% Roll-Up Death Benefit[1] (4% if the Owner is age 70 or older on the date of issue) (Ages 0-79)

☐ With Highest Quarterly Anniversary Value Death Benefit

☐ Without Highest Quarterly Anniversary Value Death Benefit

☐ **Highest Quarterly Anniversary Value Death Benefit**[1] (Ages 0-79)

[1] May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB or MarketGuard Stretch on page 8.

Other Optional Benefits

Withdrawal Options

☐ **4-Year Withdrawal Charge Schedule**[1, 2] (Ages 0-85)

[1] If selected, Premium payments will not be accepted after the first Contract Year.

[2] Notice to Producer/Representative only: If selected, all Program Options may not be available.

Earnings Protection Benefit

☐ **EarningsMax**[1] (Ages 0-75)

[1] May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with MarketGuard Stretch on page 8.

ICC16 VDA 775 09/16 Page 9 of 12 **V7173 08/18**

LONG-TERM SMART

Telephone/Electronic Transfer Authorization

- **If no election is made, Jackson will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Producer/Representative, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

I (We) release Jackson, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Producer/Representative to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize E-delivery but do not provide an email address or the address is illegible, E-delivery will not be initiated.

Do you consent to Electronic Delivery of Documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ______________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

ICC16 VDA 775 09/16 Page 10 of 12 **V7173 08/18**

LONG-TERM SMART Notice to Applicant Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Contract sign Owner's Title (required if owned by an Entity) here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency ICC16 VDA 775 09/16 Page 11 of 12 V7173 08/18

LONG-TERM SMART

Producer/Representative Acknowledgments

! Complete this certification regarding sales material section only if:
- Your client has other existing policies or annuity contracts

AND
- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:
1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.

- **Program Options Note:** If no option is indicated, the designated default will be used.

Producer/Representative # 1 Signature	**Date Signed** (mm/dd/yyyy)	**Jackson Prod./Rep. No.**

First Name	Middle Name	Last Name

Email Address (print clearly)	Business Phone Number (include area code)	Extension

Program Options ☐ A ☐ B ☐ C ☐ D ☐ E

Percentage ____ %

If more than one Producer/Representative is participating in a Program Option on this case, please provide the additional Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (producers # 1-4 totaling 100%).

- If Percentage is left blank, all Producer/Reps will receive equal shares.

Producer/Representative Name	Jackson Producer/Representative No.	Percentage
Producer/Representative Name # 2		%
Producer/Representative Name # 3		%
Producer/Representative Name # 4		%

ICC16 VDA 775 09/16 Page 12 of 12 **V7173 08/18**